EXHIBIT 32
                                                                      ----------

                            CERTIFICATION PURSUANT TO
                 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the quarterly report of American Market Support Network, Inc. (the "Company") on Form 10-QSB for the period ending June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Alvie T. Merrill, President and Chief Executive Officer and Pertti Luhanto, Chairman and Treasurer, of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge and belief:

     (1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.




Date:  August 19, 2003          By:  /s/ Alvie T. Merrill
                                    -------------------------
                                    Alvie T. Merrill, President and CEO
                                    (Principal Executive Officer)



Date:  August 19, 2003          By:  /s/ Pertti Luhanto
                                    -------------------------
                                    Pertti Luhanto, Chairman and Treasurer
                                    (Principal Financial and Accounting Officer)